EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Value Suisse International Investments, Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated May 12, 2011, relating to the financial statements of Value Suisse International Investments, Inc. as of December 31, 2010 and for the period from June 4, 2009 (Inception) through December 31, 2009.

  /s/ Anton & Chia, LLP

Newport Beach, California

July 6, 2011